As filed with the Securities and Exchange Commission on January 23, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

WIND RIVER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-2873391
(State of incorporation)	(I.R.S. Employer Identification No.)

500 Wind River Way

Alameda, California 94501

(510) 748-4100

(Address, including zip code, of registrant’s principal executive offices)

1998 EQUITY INCENTIVE PLAN

(Full title of the plan)

Michael W. Zellner

Senior Vice President, Finance and Administration,

Chief Financial Officer and Secretary

Wind River Systems, Inc.

500 Wind River Way

Alameda, California 94501

(510) 748-4100

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Craig W. Adas

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway

Redwood Shores, CA 94065

(650) 802-3000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common Stock, $0.001 par value, to be issued under the plans	1,900,000 shares	$8.985	$17,071,500	$1,381.08

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on January 15, 2004 as reported on the Nasdaq National Market.

EXPLANATORY NOTE

This Registration Statement is filed in accordance with General Instruction E of Form S-8 for the purpose of registering 1,900,000 additional shares of common stock, par value $0.001 per share, of Wind River Systems, Inc. (the “Company”), for issuance pursuant to awards under the 1998 Equity Incentive Plan, as amended. The contents of earlier Registration Statements on Form S-8 previously filed by the Company with the Securities and Exchange Commission on August 10, 1998 (Registration No. 333-61053) and March 27, 2000 (Registration No. 333-33348), including any subsequently filed periodic reports, are hereby incorporated by reference.

PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit Number	Document

5.1	Opinion of Weil, Gotshal & Manges LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Weil, Gotshal & Manges LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference)

99.1	1998 Equity Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on this 23rd day of January, 2004.

WIND RIVER SYSTEMS, INC.

By:	/s/ Michael W. Zellner
Michael W. Zellner Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints Kenneth Klein and Michael W. Zellner, and each of them, as his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

Signature	Title	Date

/s/ Kenneth Klein Kenneth Klein	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	January 23, 2004

/s/ Michael W. Zellner Michael W. Zellner	Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	January 23, 2004

/s/ Narendra K. Gupta Narendra K. Gupta	Vice Chairman of the Board	January 23, 2004

/s/ John C. Bolger John C. Bolger	Director	January 23, 2004

/s/ William B. Elmore William B. Elmore	Director	January 23, 2004

/s/ Jerry L. Fiddler Jerry L. Fiddler	Director	January 23, 2004

/s/ Grant M. Inman Grant M. Inman	Director	January 23, 2004

INDEX TO EXHIBITS

Exhibit Number	Document

5.1	Opinion of Weil, Gotshal & Manges LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Weil, Gotshal & Manges LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference)

99.1	1998 Equity Incentive Plan, as amended